Exhibit (a)(5)(C)

NYT—7.65” x 21” 63300 Georgeson Inc. doremus fp (212) 366-3800 Description: Oxford Amherst Corporation—Tender DoremusGraphics/63300-Oxford 03/21/2015 Proof 5 4 A registration statement relating to the securities proposed to be issued in the Offer (as defined below) has been filed with the Securities and Exchange Commission but has not yet become effective. Such securities may not be sold nor may offers to buy such securities be accepted prior to the time the registration statement becomes effective. This announcement is neither an offer to purchase nor a solicitation of an offer to sell Pharmacyclics shares, nor is it an offer to buy or a solicitation of an offer to sell shares of AbbVie common stock, and the provisions herein are subject in their entirety to the provisions of the Offer. The Offer is made solely by the Prospectus/Offer to Exchange (as defined below), and the related Letter of Transmittal (as defined below) and any amendments or supplements thereto, and is being made to all holders of Pharmacyclics shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Pharmacyclics shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, “ blue sky” or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Offeror (as defined below) by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Offeror. Notice of Offer by Oxford Amherst Corporation a wholly owned subsidiary of AbbVie Inc. to Exchange Each Outstanding Share of Common Stock of Pharmacyclics, Inc. for $152.25 in Cash and $109.00 in Fair Market Value of Shares of Common Stock of AbbVie Inc. or $261.25 in Cash or $261.25 in Fair Market Value of Shares of Common Stock of AbbVie Inc. (subject in each case to the election procedures and, in the case of an all-cash election or an all-stock election, to the proration procedures described in the Prospectus/Offer to Exchange and related Letter of Transmittal) AbbVie Inc., through its direct wholly owned subsidiary Oxford Amherst Corporation (the “Offeror”), is offering to exchange for each outstanding share of common stock of Pharmacyclics, Inc., par value $0.0001 per share, validly tendered and not properly withdrawn in the Offer: • $152.25 in cash; and • a number of shares of AbbVie common stock equal to $109.00 divided by the volume weighted average sale price per share of AbbVie common stock as reported on the New York Stock Exchange (the “NYSE”) for the ten consecutive trading days ending on and including the second trading day prior to the final expiration date of the Offer, as calculated by Bloomberg Finance LP under the function “ABBV UN Equity AQR”. In lieu of receiving the mixed consideration described above (the “mixed consideration”), holders of Pharmacyclics shares may elect to receive, for each Pharmacyclics share that they hold, (1) $261.25 in cash (we refer to this election as the “all-cash election” and this amount as the “all-cash consideration”) or (2) a number of shares of AbbVie common stock equal to $261.25 divided by the volume weighted average sale price per share of AbbVie common stock as reported on the NYSE for the ten consecutive trading days ending on and including the second trading day prior to the final expiration date of the Offer, as calculated by Bloomberg Finance LP under the function “ABBV UN Equity AQR” (we refer to this election as the “all-stock election” and this amount as the “all-stock consideration”), upon the terms and subject to the conditions set forth in the prospectus/offer to exchange, dated March 23, 2015 (the “Prospectus/Offer to Exchange”), and in the related Letter of Election and Transmittal (the “Letter of Transmittal” which, together with the Prospectus/Offer to Exchange and other related materials, as each may be amended or supplemented from time to time, constitutes the “Offer”). Pharmacyclics stockholders who tender their Pharmacyclics shares into the Offer and do not make a valid election will receive the mixed consideration for their Pharmacyclics shares. Pharmacyclics stockholders who make the all-cash election or the all-stock election will be subject to proration to ensure that approximately 41.7% of the aggregate consideration in the Offer will be paid in shares of AbbVie common stock and approximately 58.3% of the aggregate consideration in the offer (as reduced by the Pharmacyclics shares held by stockholders who have properly exercised and perfected dissenters’ rights under the General Corporation Law of the State of Delaware (the “DGCL”)) will be paid in cash. THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF APRIL 17, 2015, UNLESS EXTENDED. SHARES VALIDLY TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER. The Offer is being made pursuant to the Agreement and Plan of Reorganization, dated as of March 4, 2015 and amended as of March 22, 2015 (as it may be amended from time to time, the “Merger Agreement”), by and among AbbVie, the Offeror, Oxford Amherst LLC, a Delaware limited liability and a wholly-owned subsidiary of AbbVie (“Merger Sub 2”) and Pharmacyclics. The Merger Agreement provides, among other things, that the Offeror will make the Offer and promptly following (and on the same date as) the consummation of the Offer and subject to the satisfaction or waiver of certain conditions, Offeror will be merged with and into Pharmacyclics (the “First Merger”), with Pharmacyclics continuing as the surviving corporation in the First Merger and a wholly owned direct subsidiary of AbbVie. Immediately thereafter, Pharmacyclics will be merged with and into Merger Sub 2 (the “Second Merger” together with the First Merger, the “Mergers”), with Merger Sub 2 continuing as the surviving corporation in the Second Merger and a wholly owned direct subsidiary of AbbVie. Because the First Merger will be governed by Section 251(h) of the DGCL, no Pharmacyclics stockholder vote will be required to consummate the First Merger. At the effective time of the First Merger, each issued and outstanding Pharmacyclics share (other than Pharmacyclics shares owned by (i) Pharmacyclics, AbbVie, Offeror Merger Sub 2, or any of their respective subsidiaries, which Pharmacyclics shares will be canceled and will cease to exist or (ii) Pharmacyclics stockholders who validly exercise appraisal rights under Delaware law with respect to such Pharmacyclics shares) will be automatically canceled and converted into the right to receive, at the election of the holder, (i) the mixed consideration, (ii) the all-cash consideration or (iii) the all-stock consideration, subject to proration of the all-cash consideration or the all-stock consideration. Pharmacyclics stockholders who make the all-cash election or the all-stock election in the First Merger will be subject to proration to ensure that approximately 41.7% of the aggregate consideration in the First Merger will be paid in shares of AbbVie common stock and approximately 58.3% of the aggregate consideration in the First Merger will be paid in cash. Further proration may be required to ensure the receipt of an opinion by each of AbbVie and Pharmacyclics from their respective legal counsel to the effect that the Offer and the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code (the “Code”). As a result of the Mergers, Pharmacyclics will cease to be a publicly traded company and will become wholly owned by AbbVie. Under no circumstances will interest be paid on the purchase price for Pharmacyclics shares, regardless of any extension of the Offer or any delay in making payment for Pharmacyclics shares. The Merger Agreement is more fully described in the Prospectus/Offer to Exchange. The Offer is not subject to any financing condition. The Offer is conditioned upon, among other things, the satisfaction of the Minimum Tender Condition (as described below) and the HSR Condition (as described below). The “Minimum Tender Condition” requires that the number of Pharmacyclics shares validly tendered in accordance with the terms of the Offer and not withdrawn on or prior to 12:00 p.m., midnight, New York City time, at the end of April 17, 2015 (the “Expiration Date,” unless Offeror shall have extended the period during which the Offer is open in accordance with the Merger Agreement, in which event “Expiration Date” shall mean the latest time and date at which the Offer, as so extended by Offeror, shall expire), together with the shares then owned by AbbVie and the Offeror (if any), represents at least a majority of the Pharmacyclics shares outstanding. The Offeror will not provide a subsequent offering period following the Expiration Date. The “HSR Condition” requires that any applicable waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall have expired or been terminated. The Offer is also subject to other conditions as described in the Prospectus/Offer to Exchange (together with the conditions described above, the “Offer Conditions”). The board of directors of Pharmacyclics, among other things, has unanimously (i) approved and declared advisable the Merger Agreement, the Offer, the Mergers and the other transactions contemplated by the Merger Agreement, (ii) determined that the Offer, the Mergers and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the stockholders of Pharmacyclics, and (iii) recommended that the holders of Pharmacyclics shares accept the Offer and tender their Pharmacyclics shares pursuant to the Offer. Subject to the provisions of the Merger Agreement and the applicable rules and regulations of the SEC, and unless Pharmacyclics consents otherwise or the Merger Agreement is otherwise terminated, the Offeror must (1) extend the Offer in the event that any of the conditions to the Offer (including the Minimum Tender Condition) have not been satisfied or waived as of any then scheduled expiration of the offer, for periods of up to ten business days each in order to further seek to satisfy the conditions to the Offer, and (2) extend the Offer for the minimum period required by any rule, regulation, interpretation or position of the SEC or its staff or NASDAQ which is applicable to the Offer. In the case of an extension, any such announcement will be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(c) and 14d-6(d) under the Exchange Act, which require that any material change in the information published, sent or given to stockholders in connection with the Offer be promptly disseminated to stockholders in a manner reasonably designed to inform them of such change) and without limiting the manner in which the Offeror may choose to make any public announcement, the Offeror assumes no obligation to publish, advertise or otherwise communicate any such public announcement of this type other than by issuing a press release. During any extension, Pharmacyclics shares previously tendered and not properly withdrawn will remain subject to the Offer, subject to the right of each Pharmacyclics stockholder to withdraw previously tendered Pharmacyclics shares. Subject to applicable SEC rules and regulations and the terms and conditions of the Merger Agreement, the Offeror also reserves the right, in its sole discretion, at any time or from time to time to waive any condition identified as subject to waiver in “The Offer—Conditions of the Offer” by giving oral or written notice of such waiver to the exchange agent. The Prospectus/Offer to Exchange has not been approved or disapproved by the SEC or any state securities commission, nor has the SEC or any state securities commission passed on upon the fairness or merits of the Prospectus/Offer to Exchange or upon the accuracy or adequacy of the information contained in the Prospectus/ Offer to Exchange. Any representation to the contrary is a criminal offense. Upon the terms and subject to the satisfaction or waiver of the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Offeror will accept for exchange, and will exchange, shares validly tendered and not properly withdrawn promptly after the expiration date. In all cases, a Pharmacyclics stockholder will receive consideration for tendered Pharmacyclics shares only after timely receipt by the exchange agent of certificates for those shares, or a confirmation of a book-entry transfer of those shares into the exchange agent’s account at The Depository Trust Company (“DTC”), a properly completed and duly executed Letter of Transmittal, or an agent’s message in connection with a book-entry transfer, and any other required documents. For purposes of the Offer, the Offeror will be deemed to have accepted for exchange shares validly tendered and not properly withdrawn if and when it notifies the exchange agent of its acceptance of those shares pursuant to the Offer. The exchange agent will deliver to the applicable Pharmacyclics stockholders any cash and shares of AbbVie common stock issuable in exchange for shares validly tendered and accepted pursuant to the Offer as soon as practicable after receipt of such notice. The exchange agent will act as the agent for tendering Pharmacyclics stockholders for the purpose of receiving cash and shares of AbbVie common stock from the Offeror and transmitting such cash and stock to the tendering Pharmacyclics stockholders. Pharmacyclics stockholders will not receive any interest on any cash that the Offeror pays in the Offer, even if there is a delay in making the exchange. Pharmacyclics stockholders can withdraw tendered Pharmacyclics shares at any time until the Expiration Date and, if the Offeror has not agreed to accept the shares for exchange on or prior to May 21, 2015, Pharmacyclics stockholders can thereafter withdraw their Pharmacyclics shares from tender at any time after such date until the Offeror accepts shares for exchange. For the withdrawal of shares to be effective, the exchange agent must receive a written notice of withdrawal from the Pharmacyclics stockholder at one of the addresses set forth on the back cover of the Prospectus/Offer to Exchange, prior to the expiration date. The notice must include the Pharmacyclics stockholder’s name, address, social security number, the certificate number(s), the number of shares to be withdrawn and the name of the registered holder, if it is different from that of the person who tendered those shares, and any other information required pursuant to the Offer or the procedures of DTC, if applicable. We are not providing for guaranteed delivery procedures and therefore Pharmacyclics stockholders must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC prior to the expiration date. Pharmacyclics stockholders must tender their Pharmacyclics shares in accordance with the procedures set forth in the Prospectus/Offer to Exchange. In all cases, the Offeror will exchange shares tendered and accepted for exchange pursuant to the Offer only after timely receipt by the exchange agent of certificates for shares (or timely confirmation of a book-entry transfer of such shares into the exchange agent’s account at DTC as described above), a properly completed and duly executed Letter of Transmittal (or an agent’s message in connection with a book-entry transfer) and any other required documents. The information required to be disclosed by paragraph (d)(1) of Rule 14d-6 of the General Rules and Regulations under the Exchange Act is contained in the Prospectus/ Offer to Exchange and is incorporated herein by reference. Pharmacyclics has provided Offeror with Pharmacyclics’ stockholder list and security position listings for the purpose of disseminating the Prospectus/Offer to Exchange, the related Letter of Transmittal and other related materials to holders of Pharmacyclics shares. The Prospectus/Offer to Exchange and related Letter of Transmittal will be mailed to record holders of Shares whose names appear on Pharmacyclics’ stockholder list and will be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Pharmacyclics shares. The Offer and the Mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. If the Offer and the Merger, taken together, qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences to Pharmacyclics stockholders who are U.S. persons and receive shares of AbbVie common stock and/or cash in exchange for their Pharmacyclics shares pursuant to the Offer and/or the Merger will generally be: (i) if a Pharmacyclics stockholder receives solely shares of AbbVie common stock in exchange for such stockholder’s shares, such stockholder generally will not recognize any gain or loss, except with respect to cash received in lieu of fractional shares of AbbVie common stock; (ii) if a Pharmacyclics stockholder receives solely cash in exchange for such stockholder’s shares, such stockholder generally will recognize gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in its Pharmacyclics shares; and (iii) if a Pharmacyclics stockholder receives a combination of AbbVie common stock and cash in exchange for such stockholder’s shares and such stockholder’s tax basis in its Pharmacyclics shares is less than the sum of the cash and the fair market value of the AbbVie common stock received, such stockholder generally will recognize gain equal to the lesser of (1) the sum of the cash and the fair market value of the AbbVie common stock received, minus the stockholder’s tax basis in its Pharmacyclics shares surrendered, and (2) the amount of cash received. If a stockholder’s tax basis in its Pharmacyclics shares surrendered is greater than the sum of the cash and the fair market value of the AbbVie common stock received, such stockholder’s loss generally will not be currently allowed or recognized for U.S. federal income tax purposes. Each Pharmacyclics stockholder should read the discussion under “The Offer—Material U.S. Federal Income Tax Consequences” and should consult its own tax advisor for a full understanding of the tax consequences of the Offer and the Merger to such stockholder. The Prospectus/Offer to Exchange and the related Letter of Transmittal contain important information. Holders of Pharmacyclics shares should carefully read both documents in their entirety before any decision is made with respect to the Offer. Questions and requests for assistance may be directed to the Information Agent at its address and telephone number set forth below. Requests for copies of the Prospectus/Offer to Exchange, the Letter of Transmittal and other tender offer materials may be directed to the Information Agent. Such copies will be furnished promptly at Offeror’s expense. Stockholders may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer. AbbVie will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers. Except as set forth above, neither AbbVie nor the Offeror will pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares pursuant to the Offer. The Information Agent for the Offer is: 480 Washington Boulevard, 26th Floor Jersey City, NJ 07310 Banks, Brokers and Stockholders Call Toll-Free: (888) 680-1528 E-mail: PCYC@georgeson.com March 23, 2015